Exhibit 10.2

Dated 31 January 2019

BONDS SUBSCRIPTION AGREEMENT

Relating to the issuance of up to EUR 7,327,000 Tranches A Bonds and up to EUR 6,101,000 Tranches B Bonds

This subscription agreement for bonds (the “Agreement”) is made on 31 January 2019.

BY AND BETWEEN:

(1)	ReneSola New Energy S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated on 28th March 2012 under the laws of the Grand Duchy of Luxembourg (“Luxembourg”) with coordinated articles of association dated as of 11 September 2018 (the “Articles”), and with its registered office at 16A, Avenue de la Liberté, L-1930 Luxembourg, duly registered with the Luxembourg Trades and Companies register under number B 168049 (the “Bonds Issuer”); and

(2)	Eiffel Energy Transition Fund S.L.P., a French limited partnership (société en libre partenariat) with capital of 3,000 euros, registered with the Paris trade and commerce registrar under n° RCS 828 380 600, with registered offices located at 9, rue Newton, F-75116 Paris, France, represented by its management company, Eiffel General Partner S.A.S., a French simplified joint stock company with capital of 1,000 euros, registered with the Paris trade and commerce registrar under n° RCS 828 053 785, with registered offices located at 9, rue Newton, F-75116 Paris, France, represented by the Eiffel Investment Group S.A.S., investment management company, a French simplified joint stock company, registered with the Paris trade and commerce registrar under n° RCS 510 813 991, with registered offices located at 9, rue Newton, 75116 Paris, France, represented by Fabrice Dumonteil, (the “Bonds Subscriber”).

The Bonds Issuer and the Bonds Subscriber are hereafter collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS:

1)	The Bonds Issuer intends to issue up to 7,327,000 (seven million three hundred and twenty-seven thousand tranches A bonds (the “Tranches A Bonds”) with denomination of EUR 1 (one) each, for a total amount of up to EUR 7,327,000 (seven million three hundred and twenty-seven thousand euros (each a “Bond A”) and 6,101,000 (six million one hundred and one thousand) tranches B bonds (the “Tranches B Bonds” and together with the Tranches A Bonds, the “Bonds”) with denomination of EUR 1 (one) each, for a total amount of up to EUR 6,101,000 (six million one hundred and one thousand euros (each a “Bond B”) (the “Bonds Issuance”).

2)	The Bonds Issuance would be subscribed, totally or partially, by the Bonds Subscriber for the purpose of providing interim financing to the Issuer in the conditions and as further detailed in the terms and conditions of the Bonds attached hereto as Schedule 1 (the “Terms and Conditions”).

NOW THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

1.	Issue and Subscription

The Bonds Issuer hereby agrees to issue 1,257,900 (one million two hundred fifty seven thousand and nine hundred) Tranche A Beta 1 bonds, 1,582,000 (one million five hundred and eighty two thousand) Tranche B.1 bonds and 3,335,000 (three million three hundred and thirty five thousand) Tranche B.2 bonds, and the Bonds Subscriber agrees to subscribe as of the date hereof for 1,257,900 (one million two hundred and fifty seven thousand and nine hundred) Tranche A Beta 1 bonds, 1,582,000 (one million five hundred and eighty two thousand) Tranche B.1 bonds and 3,335,000 (three million three hundred and thirty five thousand) Tranche B.2 bonds for a total amount of EUR 6,174,900 (six million one hundred seventy four thousand and nine hundred euros).

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Subject to the provisions of the Terms and Conditions, the Bonds Issuer and the Bonds Subscriber agree that the Bonds have been issued and 6,174,900 (six million one hundred seventy four thousand and nine hundred) bonds have been subscribed by the Bonds Subscriber for a total amount of 6,174,900 euros (six million one hundred seventy four thousand and nine hundred Euros) (the “Subscription Amount”).

The Bonds Subscriber should be duly registered and/or updated, as the case may be, as the holder of 6,174,900 (six million one hundred seventy four thousand nine hundred) bonds in the Bondholders’ register kept by the Bonds Issuer at its registered office.

All defined terms used but not defined into this agreement should bear the definition ascribed to them into the Terms and Conditions.

2.	Subscription Price - Costs and Expenses

2.1	The Parties agree that the Subscription Price will be fully paid to the Bonds Issuer by the Bonds Subscriber by wire transfer to the bank account as specified by the Bonds Issuer to the Bonds Subscriber. The Bonds Subscriber undertakes to do any acts and formalities to complete the transfer of the Subscription Price forthwith the execution of this Agreement.

2.2	The Bonds Issuer agrees to bear and pay all costs and expenses, including VAT (if applicable), in connection with the bonds’ issue.

3.	Fees

Without prejudice to the terms of this Agreement, in addition to the Subscription Price, the Bonds Subscriber hereby accepts to pay to the Bonds Issuer all fees to be paid by the Bonds Subscriber, as described and detailed in the Terms and Conditions.

4.	Effective Date

This Agreement and the issuance of the relating Bonds shall be effective on the date of this Agreement.

5.	Private Offering

5.1	The Bonds Issuer and the Bonds Subscriber undertake that no action has been or will ever be taken by the Bonds Issuer and/or the Bonds Subscriber that would permit a public offer of the Bonds in any country or jurisdiction where any such action for that purpose is required or that, where such action is not required, they will not proceed with such public offering.

5.2	Accordingly, the Bonds Issuer and the Bonds Subscriber undertake that they will not, directly or indirectly, offer or sell the Bonds or distribute or publish any offering circular, prospectus, form of application, advertisement or other offering material in any country or jurisdiction.

5.3	The Bonds Subscriber acknowledges that it is not authorised to make public any information or to make any representation in connection with the issue of the Bonds, unless required by applicable law to do so.

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6.	Terms and Conditions

The Terms and Conditions form an integral part of this Agreement.

7.	Representations and Undertakings

The Bonds Issuer hereby represents and undertakes that the table attached as Schedule 2 is a true and accurate representation of the Bonds Issuer’s creditors at the date of this Agreement. The Bonds Issuer represents and undertakes that the Bonds Issuer’s creditors, at the date of this Agreement and until the full redemption of the Bonds, are and will be subordinated to the Bonds.

8.	Risk Factors

Investing in Bonds involves taking risks. The Bonds Subscriber shall carefully analyze the potential risks associated with investing in and holding the Bonds. In particular, the Bonds Subscriber shall be aware that the Bonds Issuer’ ability to perform its obligations relating to the Bonds (whether in principal, interest, additional return or other) depends mainly on the performance and operation of the Projects, the evolution of their value, their liquidity and the evolution of the market relating thereto. The occurrence of certain events relating to the Projects and/or the Issuer may prevent the Bonds Issuer from performing its obligations under the Bonds and may result in a partial or total loss of the investment made by the Bonds Subscriber in the Bonds.

9.	Notices

8.1	Each demand, notice or other communication to be made hereunder shall (unless otherwise agreed by the Parties) be made in writing and in the English language.

8.2	Any communication or document to be made or delivered by one Party to another pursuant to this Agreement shall (unless otherwise agreed by the Parties) be made or delivered to that other Party at its registered address for the time being (as stated in this Agreement) and shall be deemed to have been received in the case of a letter, when delivered personally or by the date of first presentation by postal services.

10.	Interpretation

This Agreement may be amended only by a written instrument executed by the Parties or their respective successors or assigns. The section and clause headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.	Further Assurance

At any time each Party hereto shall do and execute, or procure to be done and executed, all necessary acts, deeds, documents and things as may be reasonably requested of it by the other Party to give effect to the Agreement.

12.	Counterparts

This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

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13.	Governing law - Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the Grand-Duchy of Luxembourg.

The Parties hereby agree that the courts of the city of Luxembourg shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with the Agreement and that accordingly any proceeding, suit or action arising out of or in connection with the Agreement may be brought in such courts.

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The Parties hereto or their duly authorised representatives have executed the Agreement in 2 (two) originals the day and year first above written, each Party acknowledging to have received one copy.

ReneSola New Energy S.à r.l.	Eiffel Energy Transition Fund S.L.P.

Represented by:	Represented by: Eiffel General Partner S.A.S, represented by Eiffel Investment Group S.A.S., itself represented by Fabrice Dumonteil

Name:	Name: Fabrice Dumonteil
Title: Manager	Title: Chairman

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Schedule 1

Terms and Conditions

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TERMS AND CONDITIONS

OF

EUR 7,327,000 TRANCHES A BONDS

AND

EUR 6,101,000 TRANCHES B BONDS

ISSUED BY

RENESOLA NEW ENERGY S.À R.L.

AS ISSUER

Dated 31 January 2019

TERMS AND CONDITIONS OF EUR 7,327,000 TRANCHES A BONDS AND EUR 6,101,000 TRANCHES B BONDS ISSUED BY RENESOLA NEW ENERGY S.À R.L. AND DATED 31 JANUARY 2019 (THE “TERMS AND CONDITIONS”).

THESE TERMS AND CONDITIONS are effective as of ___ January 2019 (the “Effective Date”) and made by RENESOLA NEW ENERGY S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated on 28th March 2012 under the laws of the Grand Duchy of Luxembourg (“Luxembourg”) with coordinated articles of association dated as of 11 September 2018 (the “Articles”), and with registered office at 16A, Avenue de la Liberté, L-1930 Luxembourg, duly registered with the Luxembourg Trades and Companies Register (“RCS”) under number B 168049 (the “Issuer”).

Whereas:

1)    The Terms and Conditions relating to the issuance by the Issuer of 7,327,000 (seven million three hundred and twenty-seven thousand) tranches A bonds as described in section 2.1 below (“Tranches A Bonds”) with denomination of EUR 1 (one) each, for a total amount of EUR 7,327,000 (seven million three hundred and twenty-seven thousand Euros) and of 6,101,000 (six million one hundred and one thousand) tranches B bonds as described in section 2.1 below (“Tranches B Bonds” and together with the Tranches A Bonds, the “Bonds”) with a denomination of EUR 1 (one) each, for a total amount of EUR 6,101,000 (six million one hundred and one thousand).

2)    The Bonds will be issued in the context of the investment (i) by 4 (four) holding companies (the “Hungarian HoldCos”), subsidiaries of the Issuer, in 69 (sixty-nine) photovoltaic projects in Hungary (the “Hungarian Projects”), representing in total 41,302 (forty-one thousand three hundred and two) Mega Watts, for a total capital expenditure of approximately EUR 53,100,000 (fifty-three million one hundred thousand), (ii) by 3 holding companies (the “Polish HoldCos”), subsidiaries of the Issuer, in 55 (fifty-five) photovoltaic projects in Poland (the “Polish Projects” together with the Hungarian Projects, the “Projects”), representing in total 55 (fifty-five) Mega Watts for a total capital expenditure of approximately EUR 50,000,000 (fifty million).

3)    The Issuer will issue the Bonds which would be subscribed by Eiffel Energy Transition Fund S.L.P., a French limited partnership (société en libre partenariat) with capital of 3,000 euros, registered with the Paris trade and commerce registrar under n° RCS 828 380 600, with registered offices located at 9, rue Newton, F-75116 Paris, France, represented by its management company, Eiffel General Partner S.A.S., a French simplified joint stock company with capital of 1,000 euros, registered with the Paris trade and commerce registrar under n° RCS 828 053 785, with registered offices located at 9, rue Newton, F-75116 Paris, France, represented by the Eiffel Investment Group S.A.S., investment management company, a French simplified joint stock company, registered with the Paris trade and commerce registrar under n° RCS 510 813 991, with registered offices located at 9, rue Newton, 75116 Paris, France, represented by Fabrice Dumonteil (the “Fund” or the “Subscriber”) pursuant to the terms of the Subscription Agreement(s) (as defined below) for the purpose of providing interim financing to the Issuer before a refinancing (the “Refinancing”) consisting in selling all or part of the equity of the Hungarian HoldCos and all or part of the equity of the Polish HoldCos respectively to GreenCity AG or potential other investors (the “Hungarian Bidder”) and Chroma Impact Investment S.A. or potential other investors (the “Polish Bidder”) (the “Equity Transactions”).

4)    From time to time, the Issuer may pursue transactions on assets that are not held by the Hungarian HoldCos or the Polish HoldCos (the “Other Transactions”). The possibility for the Issuer to redeem the Renesola BVI Loans (as defined below) with a portion of the proceeds of the Other Transactions (the “Authorized Payment on Other Transactions”) shall be subject to the Subscriber’s authorization (the “Subscriber’s Consent”). The Subscriber’s Consent shall not be unreasonably withheld and shall take into account, amongst other considerations, the progress of the Refinancing.

5)    30% (thirty percent) of the proceeds of the Bonds shall be used to redeem the Renesola BVI Loans (as defined below) (the “Authorized Payment at Issuance”).

This introductory section headed "Whereas" constitutes an integral part of the Terms and Conditions set out below (the “Conditions”).

The rights and powers of the Bondholder (as defined below) shall only be exercised in accordance with these Conditions.

1.	Definitions and Construction

For the purposes of these Conditions:

Authorized Payment at Issuance as defined under Whereas 5) above.

Authorized Payment at Refinancing as defined under section 7.3.

Authorized Payment on Other Transactions as defined under Whereas 4) above.

Bondholder(s) shall mean the Subscriber and/or any future holder(s) of Bonds from time to time, being specified that the Bondholders should always and at any time qualify as a professional investors as defined under the MiFID Regulations (as defined below).

Business Day shall mean a day (other than a Saturday or Sunday) on which banks are open for business in Luxembourg.

Case of Default shall mean any of (i) the failure to pay by the Issuer any sum due under the Bonds, and/or (ii) an Insolvency Event (as defined below) against the Issuer, (iii) a breach of an undertaking of the Issuer as specified in section 6 “Undertakings of the Issuer” and/or (iv) any change in applicable regulations, decisions from the administrative authorities, or signing of contract, causing a negative effect on the Projects’ financial projections and resulting in a decrease of more than 10% of the Projects’ net cash flows available for debt service, (v) a delay of more than eight (8) weeks compared to the schedule attached in Annex 4 for more than ten percent (10%) of the Polish Projects related to a subscribed tranche.

Conditions Precedents for Tranches A Issuance shall mean that a due diligence has been conducted to the satisfaction of the Subscriber on the Hungarian Projects related to the issued tranche, and a long term financing of the Hungarian Projects related to the issued tranche, is in place or secured by a binding commitment of a first rank bank.

Condition Precedents for Tranches B Issuance shall mean that the Polish Projects related to the tranche are in operation and connected to the grid (together with the Conditions Precedents for Tranches A issuance, the “Conditions Precedent”).

Insolvency Event shall mean bankruptcy, insolvency, moratorium, controlled management, suspension of payment, general settlement or composition with creditors, reorganisation or similar procedures applicable to the Issuer and affecting the rights of creditors generally.

Interest Payment Date shall mean the earliest of the Maturity Date, the Early Redemption Date or the Refinancing Redemption Date.

Interest Periods shall mean the interest periods as described under section 5 “Interest”.

Loans mean all existing and future loans extended by affiliates of the Issuer to the Issuer.

Renesola BVI Loans shall mean the existing and future loans extended to the Issuer by Renesola Ltd, a limited liability company incorporated under the laws of the British Virgin Islands, having its registered office at Road Town, Craigmuir Chambers, Tortola, British Virgin Islands registered with the British Virgin Islands Trade Register under number 1016246, owning 100% of the capital of the Issuer.

Maturity Date shall mean the 30th March 2020.

MiFID Regulations shall mean the directive 2004/39/EC of 21 April 2004 on markets in financial instruments (MiFID), Directive 2014/65/EU, on markets in financial instruments (MiFID II), the market in financial instruments regulation (EU) 600/2014 and any Luxembourg implementing measures, laws, regulations, including any CSSF circulars, as may be amended from time to time.

Party means each of the Issuer and the Bondholder(s).

Register shall mean the register of Bondholder(s) to be kept by the Issuer in its registered office in respect of the Bonds, and which includes all information as specified in Annex 1.

Shareholder shall mean any direct or indirect shareholder, stakeholder, and/or associate of the Issuer.

Subscription Agreement(s) shall mean the agreement(s) entered into between the Issuer and the Subscriber in relation with the subscription of the Bonds.

Subscription Deadlines Dates shall mean 31 July 2019 in relation to the Tranches A Bonds and 30 June 2019 in relation to the Tranches B Bonds.

Taxes means any amounts (including, without limitation, any present and future taxes, duties, assessments or governmental charges) that may become payable by the Issuer to applicable tax, regulatory, statutory or other authorities in Luxembourg or any other jurisdiction from time to time.

Words importing the singular shall include the plural and vice versa. Clause headings are inserted for convenience of reference only and shall be ignored in construing these Terms and Conditions. A reference to a person in these Terms and Conditions includes its successors, transferees and assignees or novated parties. Reference in these Terms and Conditions, to any agreement or instrument is a reference to that agreement or instrument as amended, novated, supplemented, extended or restated.

2.	Form, Denomination, Title and Register

2.1  Form and Denomination

Subject to the fulfilment of the relevant Conditions Precedent and following the signature of the Subscription Agreements, the Bonds will be issued in registered form. No certificates will be issued.

The Bonds are subdivided in several sub-tranches composed of (i) the Tranches A Bonds relating to the Hungarian Projects, and (ii) the Tranches B Bonds relating to the Polish Projects, respectively in the following sub-tranches as described below:

•	Tranches A Bonds:

o	Tranche A - Alfa:, 2,882,000 (two million eight hundred and eighty two thousand) bonds with denomination of EUR 1 (one) each, for a total amount of EUR 2,882,000 (the “Tranche A Alfa”) related to the Tranche A Alfa Projects as defined in Annex 2 divided into:

o	Tranche A - Alfa 1 – Bicske: €1.053.990
o	Tranche A - Alfa 2 – Boldog: € 1.828.010

o	Tranche A -Beta: 2,290,000 (two million two hundred and ninety thousand) bonds with denomination of EUR 1 (one) each, for a total amount of EUR 2,290,000 (the “Tranche A Beta”) related to the Tranche A Beta Projects as defined in Annex 2 divided into:

o	Tranche A - Beta 1 – Fehergyarmat: €1.257.900
o	Tranche A - Beta 2 – Baktalaronthaza: € 1.032.100

o	Tranche A - Gamma: 1,892,000 (one million eight hundred and ninety-two thousand) bonds with denomination of EUR 1 (one) each, for a total amount of EUR 1,892,000 (the “Tranche A Gamma”) related to the Tranche A Gamma Projects as defined in Annex 2; and

o	Tranche A -Delta: 263,000 (two hundred sixty three thousand) bonds with denomination of EUR 1 (one) each, for a total amount of EUR 263,000 (the “Tranche A. Delta”) related to the Tranche A Delta Projects as defined in Annex 2.

•	Tranches B Bonds:

o	Tranche B.1: 1,582,000 (one million five hundred and eighty-two thousand) bonds with denomination of EUR 1 (one) each, for a total amount of EUR 1,582,000 (the “Tranche B.1”) related to the Tranche B.1 Projects as defined in Annex 3;

o	Tranche B.2: 3,335,000 (three million three hundred and thirty-five thousand) bonds with denomination of EUR 1 (one) each, for a total amount of EUR 3,335,000 (the “Tranche B.2”) related to the Tranche B.2 Projects as defined in Annex 3; and

o	Tranche B.3: 1,184,000 (one million one hundred and eighty-four thousand) bonds with denomination of EUR 1 (one) each, for a total amount of EUR 1,184,000 (the “Tranche B.3”) related to the Tranche B.3 Projects as defined in Annex 3.

The Bonds shall be registered into the Register, which shall, inter alia, indicate the mentions described and specified in Annex 1. In this respect, the Issuer shall keep an up to date version of the Register at its registered office at any time.

2.2   Title

Title to the Bonds passes by registration in the Register. Each person who is for the time being registered on the Register as Bondholder shall be treated by the Issuer as the holder of the Bonds for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it or its theft or loss) and no person will be liable for treating the person registered on the Register as the holder of such Bonds as its holder.

2.3  Subscription Amount

The price at which any Bond has been subscribed following the entry in one or further Subscription Agreement(s) shall be expressed as the subscription price (the “Subscription Price”), and the total amount of the subscribed Bonds is referred as the “Subscription Amount”, being specified that all Bond bear an individual nominal value of one euro (EUR 1) (the “Nominal Value”).

2.4  Register

The Register shall be kept in accordance with the Annex 1 attached hereto. References herein to holders of registered Bonds are to those persons in whose names such registered Bonds are registered in the Register.

3.	Status, Ranking, Seniority and Security

The Bonds will constitute direct, general and unconditional obligations of the Issuer, and rank pari passu and rateably without any preference among themselves and any other bonds hereafter issued by the Issuer unless designated otherwise.

The Loans are, and will continue to be, until the full redemption of the Bonds, subordinated to the Bonds.

Until the Maturity Date:

•	no distribution of dividends or similar payments to a Shareholder, nor Shareholder’s loan redemption, except for (i) redemptions amounting up to €500.000 on a 12 month rolling basis, (ii) the Authorized Payments at Issuance, (iii) the Authorized Payments at Refinancing (as defined in section 7.3), and (iv) the Authorized Payment on Other Transactions (together the “Authorized payments to the Shareholder”) (for avoidance of doubt, this limitation does not include nor concern the payment to suppliers, creditors or commercial counterparties), should be performed;
•	no external financial debt at the Issuer’s level is authorized;and
•	no funding from the Issuer’s parent companies except through the Renesola BVI Loans (for avoidance of doubt, this limitation does not include the funds raised from the subsidiaries of the Issuer, nor the funds invested in the subsidiaries of the Issuer).

All payment due under the Bonds are secured by

•	(a) a first ranking pledge on the Issuer’s shares (the “Share Pledge Agreement”);
•	(b) a first ranking pledge over the Receivables (as defined therein) in favour of the Pledgee acting in the name and on behalf of the Subscriber (the “Receivables Pledge Agreement”); and
•	(c) a negative pledge on the Polish HoldCos and Hungarian Holdcos and on the companies owned by the Polish HoldCos and Hungarian Holdcos, except in relation with the bank financing of the Projects (the” Negative Pledge Agreement”).

4.	Transfers

The Subscriber undertakes not to transfer the Bonds except in case, of

•	(i) an unresolved Case of Default or an acceleration event, after the expiration of a ten Business Day period starting on the date of the acceleration event notification for the Bonds,
•	(ii) sale of the Bonds by the Fund to an affiliate of the Fund, or a fund managed by the investment advisor of the Fund, or one of its affiliates (as long as the affiliate concerned is not an industrial company operating in the same sector as the Issuer).

In any case, no transfer of the Bonds is possible nor such transfer would become effective:

•	(a) if the transferor does not qualify as a professional investor as defined under the MiFID Regulations, and
•	(b) before the transferor expressly agreed to be bound by these Terms and Conditions and all provisions contained therein.

5.	Interest

The Bondholder is entitled to receive the interest as scheduled and computed under the Interest Periods detailed below and to be paid at the Interest Payment Date:

a.	first interest period yielding a 6,0% interest rate per annum from the date of subscription of the Bonds to the 31st August 2019 (included) (the “First Interest Period”),
b.	the second interest period yielding a 7,5% interest rate per annum from the day following the end of the First Interest Period to the 31st December 2019 (included) (the “Second Interest Period”), and
c.	the third interest period yielding a 9,0% interest rate per annum from the day following the end of the Second Interest Period to the Maturity Date (included) (the “Third Interest Period”).

Bonds would bear interest as from the date of their subscription until the date of their redemption.

No interest under the Bonds would accrue to be capitalized on the principal due under the Bonds (ie capitalization of interest or “anatocism”).

6.	Undertakings of the Issuer

The Issuer expressly undertakes to comply with all obligations specified in these Terms and Conditions and especially the provisions specified in section 3 “Status, Ranking, Seniority and Security“ and section 4 “Transfers”.

The Issuer also undertakes to report to the Subscriber the following information:

-	On each 15th business day of a given month, the amount owed to the creditors of the Issuer as of the end of the previous month, split by creditor, as well as the progress of the negotiations in relation with the Refinancing,
-	60 business days post the end of every quarter, the unaudited standalone financial accounts of the Issuer,
-	80 business days post the end of every year, the audited consolidated financial accounts of Renesola Group.

7.	Redemption

7.1	Maturity Redemption

Unless transferred or previously redeemed, the Bonds will be redeemed in full at the Maturity Date, in an amount equal to the number of Bonds subscribed together with any accrued interest in respect of the Bonds, with no requirement for payment of any further amounts hereunder.

7.2	Early Redemption

The Issuer may at its own option, having given a preliminary notice to the Bondholder(s) (which notice shall be irrevocable) at least 10 Business Days before, redeem such Bonds as it may elect and specify in such notice, in its absolute discretion, on such date as may be specified in such notice (the “Early Redemption Date”). The price at which such Bonds are redeemed (the “Early Redemption Amount”) shall be the principal amount together with any interest accrued under the Bonds (as specified under section 5 “Interest”) and, in case all Bonds are redeemed, the early redemption fee (the “Early Redemption Fee”). The Early Redemption Fee shall be the difference, if positive, between EUR 150,000 (one hundred and fifty thousand Euros) and the Interests and Non Use Fees (as defined in section 14.2) due on the totality of issued Bonds.

Only an early redemption of a whole number of Bonds is possible.

If a Case of Default occurs, all the Bonds shall be automatically redeemed and the Issuer will be required to repay all outstanding amounts due under the Bonds (whether in principal, interests or otherwise).

7.3	Redemption at Refinancing

In case of Refinancing related to certain Projects, the Issuer shall redeem 115% (hundred and fifteen percent) of the Subscription Price of the Bonds issued in relation with the Projects that are related to the Refinancing, along with interests due on the Bonds to be redeemed, and, if applicable, Non Use Fee on the Bonds to be redeemed, and Early Redemption Fee (together, the “Mandatory Redemption Amount”).

The Mandatory Redemption Amount shall however be capped by the sum of the Subscription Price of the outstanding issued and non-redeemed Bonds, and of all interests and costs due, at the time of the Refinancing. The Mandatory Redemption Amount shall also not be lower than 60% (sixty percent) of the proceeds related to the Refinancing.

The difference between the proceeds of the Refinancing and the Mandatory Redemption Amount shall constitute the amount that the Issuer is authorized to pay to its shareholders or associates according to the section 3 “Status, Ranking, Seniority and Security“(the “Authorized Payment at Refinancing”).

As an example, if a Refinancing occurs, providing proceeds of 4,000,000€ (four million euros) to the Issuer, related to the Tranche A Alpha Projects, for which 2,882,000 (two million eight hundred eighty two thousand) Bonds of EUR 1 (one euro) were issued and subscribed at a total price of 2,882,000€, at a time when the accrued Interests on the Tranche A Alpha Bonds amounts to 100,000€ (a hundred thousand euros), and the Non Use Fee related to the Tranche A Alpha Bonds amounts to 2,000€ (two thousand euros), and other Bonds related to other Tranches are still outstanding, meaning that no Early Redemption Fee shall be due.

Then, the Mandatory Redemption Amount shall be 3,416,000€ (three million four hundred and sixteen thousand euros), being calculated as the sum of 3,314,000€ (three million three hundred and fourteen euros), calculated as 115% (one hundred and fifteen percent) of 2,882,000 (two million eight hundred and eighty two thousand) multiplied by the Subscription Price of EUR 1 (one euro), 100,000€ (one hundred thousand euros), 2,000€ (two thousand euros).

And the Authorized Payment at Refinancing shall be 584,000€ (five hundred eighty four thousand euros), calculated as the difference between the proceeds of the Refinancing (4,000,000€) and the Mandatory Redemption Amount (3,416,000€).

7.4	Cancellation

All Bonds redeemed or purchased pursuant to sections 7.1 or 7.3 will be cancelled and may not be re-issued or resold.

8.	Method of Payment

8.1	The Issuer shall pay the interest and any other amount payable in respect of the Bonds by a bank or other funds transfer system, or by such other method as a Bondholder may in writing direct.

8.2	All payments in respect of the Bonds shall be made without withholding or deduction for, or on account of, any present or future Taxes, duties or charges of whatsoever nature unless the Issuer is required by applicable law to make any payment in respect of the Bonds subject to any withholding or deduction for or on account of any present or future Taxes, imposts, assessments, levies, duties or charges of whatsoever nature. In that event, the Issuer shall make the payment due under the Bonds after such withholding or deduction has been made in a view to keep the Bondholder harmless and not affected.

8.3	Payments under the Bonds shall be made by the Issuer, notwithstanding the commencement of a liquidation, until such liquidation is complete, other than in the event that the liquidation is commenced on foot of the insolvency of the Issuer.

9.	Risks

Investing in Bonds involves taking risks. The Bondholder shall carefully analyze the potential risks associated with investing in and holding the Bonds. In particular, the Bondholder shall be aware that the Issuer’ ability to perform its obligations relating to the Bonds (whether in principal, interest, additional return or other) depends mainly on the performance and operation of the Projects, the evolution of their value, their liquidity and the evolution of the market relating thereto. The occurrence of certain events relating to the Projects and/or the Issuer may prevent the Issuer from performing its obligations under the Bonds and may result in a partial or total loss of the investment made by the Bondholder(s) in the Bonds.

10.	Notices

10.1	Notices to the Bondholder(s)

Any notice to a Bondholder shall be validly given if sent to a Bondholder by registered mail or fax to the address set out in the Register or any other address as notified from time to time by the Bondholder to the Issuer.

10.2	Notices to the Issuer

Any notice to the Issuer shall be validly given if sent by registered mail or fax to the registered office of the Issuer.

11.	Governing Law

The Bonds shall be governed by and construed in accordance with Luxembourg law.

12.	Jurisdiction

The courts of Luxembourg-City, Grand Duchy of Luxembourg shall have exclusive jurisdiction to settle any disputes which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, the Bonds and these Conditions or otherwise arising in connection with the Bonds and these Conditions, and for such purposes the Bondholders irrevocably submit to the jurisdiction of such courts.

13.	Miscellaneous

Holding a Bond shall constitute the full acceptance of all the provisions set out in these Conditions.

Furthermore, in subscribing/acquiring Bonds, the Bondholders guarantee to the Issuer that the monies being invested for the subscription/acquisition of the Bonds do not represent directly or indirectly proceeds of any criminal activity such as drugs traffic, fraud to the financial interest of the European Union, corruption, organized criminality or terrorism financing.

14.	Fees

Without prejudice to the Conditions, the following fees should be paid:

14.1	Structuring Fees

To be paid by the Issuer:

(i)	1,0% on drawn amounts, up to EUR 10,000,000 (ten million Euros) cumulated amount; and
(ii)	0,5% on drawn amounts above EUR 10,000,000 (ten million Euros),

Payable by compensation at the date of subscription of the Bonds;

Being specified, that:

(iii)	a minimum of EUR 50,000 (fifty thousand Euros) shall be payable at the date of the subscription of the first drawn tranche.

14.2	Non Use Fees

A non-use fee of 2% per annum shall be due on the unsubscribed amounts, i.e. the difference between EUR 13,428,000 (thirteen million four hundred thousand and twenty-eight Euros) and the Subscription Amount of the subscribed Bonds, for the period elapsing between the 15th March 2019 and the Subscription Deadlines Dates (the “Non-Use Fee”) except on the Bonds that the Issuer has renounced to issue (the “Renounced Bonds”), by sending a written notice to the Subscriber (the “Non Subscription Notice”). The Non Use Fee shall cease to be due on the Renounced Bonds, 4 (four) weeks after the receipt by the Subscriber of the Non Subscription Notice.

Without prejudice to the Conditions, the legal charges or obligation required for the structuring of the Bonds issuance and incurred by the Issuer shall have to be paid by the Issuer.

15.	Confidentiality

a.	Each Party undertakes that it shall not at any time disclose to any person any confidential information concerning these Conditions, the Bonds, the business, affairs, customers or clients of the other party, except as permitted by Condition 15.b below.

b.	Each Party may disclose the other Party's confidential information:

(i)	to its employees, officers, representatives or advisers who need to know such information for the purposes of carrying out the Party's obligations under these Conditions. Each Party shall ensure that its employees, officers, representatives or advisers to whom it discloses the other Party's confidential information comply with this Condition; and

(ii)	as may be required by law, court order or any governmental or regulatory authority.

c.	No party shall use any other Party's confidential information for any purpose other than to perform its obligations under these Terms and Conditions and the Bonds.

* * * * *

* * *

*

ANNEX 1 – The Register

1.	The Register will be kept by the Issuer in one or more books and there shall be entered in such Register:

a.	the names and addresses of the Bondholders for the time being;

b.	the amount of the Bonds held by every registered Bondholder; and

c.	the date at which the name of every such registered holder is entered in respect of the Bonds standing to its/his/her name;

2.	Any change of the name or address of any Bondholder shall forthwith be notified to the Issuer and thereupon the Register shall be altered accordingly. A Bondholder will be entitled at all reasonable times during usual office hours to inspect the Register and to take copies of and extracts from the same or any part thereof. The Register may be closed at such times and for such periods as the Issuer may from time to time determine, provided that it shall not be closed for more than 30 days in any year.

ANNEX 2 - Description of Tranches A Projects

Project	MW	Price paid by investor				bridge financing		Status long-term financing
HUNGARY		local ccy	€	net of debtprice/MW		per MW	in k€
Tranche A Alfa	13,764	1,270,980	4,035	4,035	0.293	0.209	2,882
Tranche A - Alfa 1- Bicske	5,033.60						1,053,990	Binding TS obtained, DD ongoing. FA received mid January and security documents expected end January
Tranche A - Alfa 2- Boldog	8,730.15						1,828,010	Binding TS obtained, DD ongoing. FA received mid January and security documents expected end January
Tranche A Beta	13,961	1,009,849	3,206	3,206	0.230	0.164	2,290
Tranche A- Beta 1 - Fehergyarmat	7,669.20						1,257,900	Financial closing achieved, 3 drawdowns completed
Tranche A- Beta 2 - Baktalaronthaza	6,292.00						1,032,100	DD in progress, binding TS expected last week of Jan 2019, indicative TS obtained
Tranche A Gamma	12,319	834,428	2,649	2,649	0.215	0.154	1,892,000	DD started - currently on hold due to priority on Baktaloranthaza and question of registration of PV plant under seperate land registry number to be clarified
Tranche A Delta	1,258	116,051	368	368	0.293	0.209	263,000	Binding TS obtained, DD ongoing. FA received mid January and security
Hungary Total	41,302	3,231,308	10,258	10,258	0.248	0.177	7,327

ANNEX 3 – Description of Tranche B Projects

Holding company	SPV	no.	Project name	Eiffel Energy Transition Bonds Tranche B
RS Holdco 1 sp. z o.o.	RSDF 1 sp. z o.o.	1	Dobryszyce	Tra nche B1
		2	Myślibórz	Tra nche B1
		3	Sieradz 109	Tra nche B1
		4	Sieradz 375	Tra nche B1
		5	Dobrodzien Dobrodzien	Tra nche B2
		6	Dobrodzień Warlów	Tra nche B2
		7	Mstow - Patyk	Tra nche B2
	RSDF 2 sp. z o.o.	8	Oleszno PV1 Hektary	Tra nche B1
		9	Oleszno PV2 Krasocin	Tra nche B1
		10	Oleszno PV3 Oleszno	Tra nche B1
		11	Oleszno PV4 Włoszczowa	Tra nche B2
		12	Blachownia Wyrazów	Tra nche B2
		13	Saddów Lubliniec	Tra nche B2
		14	Saddów Saddów	Tra nche B2
	GEPOL ECO SUN sp. z o.o.	15	GEPOL ECO SUN	Tra nche B1
	GEPOL SUN POWER sp. z o.o.	16	GEPOL SUN POWER	Tra nche B1
	GEPOL GREN ENERGY sp. z o.o.	17	GEPOL GREEN ENERGY	Tra nche B1
	RENE FOTO ENERGY sp. z o.o.	18	RENE FOTO ENERGY	Tra nche B1
	GEPOOL FOTO ENERGY sp. z o.o.	19	GEPOL FOTO ENERGY	Tra nche B1
	GEPOL SOLAR ENERGY sp. z o.o.	20	GEPOL SOLAR ENERGY	Tra nche B1
RS Holdco 2 sp. z o.o.	Bielik sp. z o.o.	21	WYSOKIE 1	Tra nche B2
	Perkoz sp. z o.o.	22	STELMACHOWO 1	Tra nche B2
		23	STELMACHOWO 2	Tra nche B2
	Warsola 1 sp. z o.o.	24	BIALA PISKA 1	Tra nche B2
	Warsola 2 sp. z o.o.	25	BIALA PISKA 2	Tra nche B2
	Warsola 3 sp. z o.o.	26	SIEDLISKA 2	Tra nche B2
	Warsola 4 sp. z o.o.	27	SIEDLISKA 1	Tra nche B2
	Polsola 2 sp. z o.o.	28	CHOJNOWO	Tra nche B2
	Polsola 3 sp. z o.o.	29	NIEWIAROWO	Tra nche B2
	Solviol 2 sp. z o.o.	30	BANIE MAZURSKIE 3	Tra nche B2
	RENE FOTO sp. z o.o.	31	RENE FOTO	Tra nche B3
	GEPOL SOLAR POWER sp. z o.o.	32	GEPOL SOLAR POWER	Tra nche B3
	RENE ENERGIA ODNAWIALNA sp. z o.o.	33	RENE ENERGIA ODNAWIALNA	Tra nche B3
	GEPOL SUN sp. z o.o.	34	GEPOL SUN	Tra nche B3
	GEPOL FOTOWOLTAIKA sp. z o.o.	35	GEPOL FOTOWOLTAIKA	Tra nche B3
	GEPOL EKOENERGIA	36	GEPOL EKOENERGIA	Tra nche B3
	GEPOL FOTO POWER sp. z o.o.	37	GEPOL FOTO POWER	Tra nche B3
	GEPOL ECO SOLAR sp. z o.o.	38	GEPOL ECO SOLAR	Tra nche B3
	GEPOL SUN ENERGY sp. z o.o.	39	GEPOL SUN ENERGY	Tra nche B3
	RENE EKOENERGIA sp. z o.o.	40	RENE EKOENERGIA	Tra nche B3
	GEPOL FOTO sp. z o.o.	41	GEPOL FOTO	Tra nche B3
RS Holdco 3 sp z o.o.	MPP3 sp. z o.o.	42	Nowe Grudze 1	Tra nche B2
		43	Nowe Grudze 2	Tra nche B2
	RPS 1 sp. z o.o.	44	Bartoszowka	Tra nche B2
		45	Małecz	Tra nche B2
		46	Kulczyzna	Tra nche B2
	RPS 2 sp. z o.o.	47	Komorów 2	Tra nche B2
		48	Koluszki A	Tra nche B2
		49	Koluszki B	Tra nche B2
	RPS 3 sp. z o.o.	50	Erazmów 1	Tra nche B2
		51	Erazmów 2	Tra nche B2
		52	Komorów 1	Tra nche B2
	RPS4 sp. z o.o.	53	Rzeczyca	Tra nche B2
		54	Wola Stryjewska	Tra nche B2
	RSDF 3 s p. z o.o.	55	Blachownia Blachownia	Tra nche B2

ANNEX 4 – Planned schedule of connection, license and work acceptance of Polish Projects

				BATCH			Auction
Holding company	SPV	no.	Project name	A	B	C	31/12/2016	30/06/2017	Start of production [Grid Operator]	End of contruction date [Building Control Office]	Concession / CfD Readiness [Energy Regulatory Office]	CFD - first application [ZR S.A.]
RS Holdco 1 sp. z o.o.		1	Dobryszyce	1			PLN/MWh		26/04/2018	28/05/2018	29/06/2018	01/01/2019
		2	Myślibórz	2			408,8		07/05/2018	25/05/2018	29/06/2018	01/01/2019
	RSDF 1 sp. z o.o.	3	Sieradz 109	3			408,8		30/04/2018	25/06/2018	29/06/2018	01/11/2018
		4	Sieradz 375	4			408,8		30/04/2018	25/06/2018	29/06/2018	01/11/2018
		5	Dobrodzien Dobrodzien			1	408,8		10.12.2018	26/10/2018	08.01.2019	01.10.2019
		6	Dobrodzień Warłów			2		384,78	10.12.2018	26/10/2018		01.10.2019
		7	Mstow - Patyk			3		384,78	15.02.2019	31.01.2019	28.02.2019	01.10.2019
	RSDF 2 sp. z o.o.	8	Oleszno PV1 Hektary	5				384,78	27/04/2018	09/07/2018	31/07/2018	01/12/2018
		9	Oleszno PV2 Krasocin	6			408,8		27/04/2018	09/07/2018	31/07/2018	01/12/2018
		10	Oleszno PV3 Oleszno	7			408,8		27/04/2018	09/07/2018	31/07/2018	01/12/2018
		11	Oleszno PV4 Włoszczowa	8			408,8		27/04/2018	09/07/2018	31/07/2018	01/12/2018
		12	Blachownia Wyrazów			4		384,78	15.02.2019	31.01.2019	28.02.2019	01.10.2019
		13	Sadów Lubliniec			5		385,78	10.12.2018	20.11.2018	08.01.2019	01.10.2019
		14	Sadów Sadów			6		385,78	10.12.2018	20.11.2018		01.10.2019
	GEPOL ECO SUN sp. z o.o.	15	GEPOL ECO SUN	9				385,78	19/06/2018	10/08/2018	24/08/2018	01/10/2018
	GEPOL SUN POWER sp. z o.o.	16	GEPOL SUN POWER	10			408,75		19/06/2018	10/08/2018	28/08/2018	01/10/2018
	GEPOL GREN ENERGY sp. z o.o.	17	GEPOL GREEN ENERGY	11			408,75		19/06/2018	10/08/2018	28/08/2018	01/10/2018
	RENE FOTO ENERGY sp. z o.o.	18	RENE FOTO ENERGY	12			408,75		19/06/2018	10/08/2018	24/08/2018	01/10/2018
	GEPOOL FOTO ENERGY sp. z o.o.	19	GEPOL FOTO ENERGY	13			408,75		19/06/2018	10/08/2018	28/08/2018	01/10/2018
	GEPOL SOLAR ENERGY sp. z o.o.	20	GEPOL SOLAR ENERGY	14			408,75		19/06/2018	10/08/2018	28/08/2018	01/10/2018
RS Holdco 2 sp. z o.o.	Bielik sp. z o.o.	21	WYSOKIE 1		1		408,75		23/10/2018	14.11.2018	08/01/2019	30.06.2019
	Perkoz sp. z o.o.	22	STELMACHOWO 1		2			388,48	01/10/2018	29/10/2018	29.11.2018	30.06.2019
		23	STELMACHOWO 2		3			392,78	28/09/2018	29/10/2018		30.06.2019
	Warsola 1 sp. z o.o.	24	BIALA PISKA 1		4			392,78	25/10/2018	09/11/2018	28.02.2019	30.06.2019
	Warsola 2 sp. z o.o.	25	BIALA PISKA 2		5			388,48	25/10/2018	09/11/2018	28.02.2019	30.06.2019
	Warsola 3 sp. z o.o.	26	SIEDLISKA 2		6			388,48	23/10/2018	09.11.2018	28.02.2019	30.06.2019
	Warsola 4 sp. z o.o.	27	SIEDLISKA 1		7			386,78	23/10/2018	09.11.2018	28.02.2019	30.06.2019
	Polsola 2 sp. z o.o.	28	CHOJNOWO		8			386,78	09/10/2018	31/10/2018	08/01/2019	30.06.2019
	Polsola 3 sp. z o.o.	29	NIEWIAROWO		9			386,78	01/10/2018	31/10/2018	31/01/2019	30.06.2019
	Solviol 2 sp. z o.o.	30	BANIE MAZURSKIE 3		10			386,78	22/10/2018	15/11/2018	29.11.2018	30.06.2019
	RENE FOTO sp. z o.o.	31	RENE FOTO		11			386,78	30.04.2019	30.04.2019	31.05.2019	20.07.2019
	GEPOL SOLAR POWER sp. z o.o.	32	GEPOL SOLAR POWER		12			385,78	30.04.2019	30.04.2019	31.05.2019	20.07.2019
	RENE ENERGIA ODNAWIALNA sp. z o.o.	33	RENE ENERGIA ODNAWIALNA		13			385,78	30.04.2019	30.04.2019	31.05.2019	20.07.2019
	GEPOL SUN sp. z o.o.	34	GEPOL SUN		14			385,78	30.04.2019	30.04.2019	31.05.2019	20.07.2019
	GEPOL FOTOWOLTAIKA sp. z o.o.	35	GEPOL FOTOWOLTAIKA		15			385,78	30.04.2019	30.04.2019	31.05.2019	20.07.2019
	GEPOL EKOENERGIA	36	GEPOL EKOENERGIA		16			385,78	30.04.2019	30.04.2019	31.05.2019	20.07.2019
	GEPOL FOTO POWER sp. z o.o.	37	GEPOL FOTO POWER		17			385,78	30.04.2019	30.04.2019	31.05.2019	20.07.2019
	GEPOL ECO SOLAR sp. z o.o.	38	GEPOL ECO SOLAR		18			385,78	30.04.2019	30.04.2019	31.05.2019	20.07.2019
	GEPOL SUN ENERGY sp. z o.o.	39	GEPOL SUN ENERGY		19			385,78	30.04.2019	30.04.2019	31.05.2019	20.07.2019
	RENE EKOENERGIA sp. z o.o.	40	RENE EKOENERGIA		20			385,78	30.04.2019	30.04.2019	31.05.2019	20.07.2019
	GEPOL FOTO sp. z o.o.	41	GEPOL FOTO		21			385,78	30.04.2019	30.04.2019	31.05.2019	20.07.2019
RS Holdco 3 sp z o.o.	MPP3 sp. z o.o.	42	Nowe Grudze 1			7		385,78	27.12.2018	29.11.2018	25.01.2019	30.09.2019
		43	Nowe Grudze 2			8		385,78	15.02.2019	29.11.2018	28.02.2019	30.08.2019
	RPS 1 sp. z o.o.	44	Bartoszowka			9		385,78	15.11.2018	09/10/2018	23.01.2019	01.10.2019
		45	Małecz			10		385,78	09.11.2018	10/10/2018		01.10.2019
		46	Kulczyzna			11		385,78	22.01.2018	13.11.2018		01.10.2019
	RPS 2 sp. z o.o.	47	Komorów 2			12		385,78	21.11.2018	12.10.2018	11.01.2019	01.10.2019
		48	Koluszki A			13		384,78	31.01.2019	13.11.2018		01.10.2019
		49	Koluszki B			14		384,78	31.01.2019	13.11.2018		01.10.2019
	RPS 3 sp. z o.o.	50	Erazmów 1			15		384,78	06/12/2018	13.11.2018	22.01.2019	01.10.2019
		51	Erazmów 2			16		386,78	06/12/2018	13.11.2018		01.10.2019
		52	Komorów 1			17		386,78	14.01.2019	12.10.2018		01.10.2019
	RPS4 sp. z o.o.	53	Rzeczyca			18		386,78	14.11.2018	19.11.2018	22.01.2019	01.10.2019
		54	Wola Stryjewska			19		386,78	24.01.2019	30.11.2018		01.10.2019
	RSDF 3 sp. z o.o	55	Blachownia Blachownia			20		388,78	15.02.2019	31.01.2019	28.02.20193	30.09.2019
			TOTAL	14	21	20
				55

Schedule 2

Bonds Issuer Creditors’ List

(as of 28th of January 2019)

Countries	Interco companies	Original currency	Amount	EUR amount	Relationship
BVI	Renesola BVI	USD	(11,051,115.16)	(9,646,573.68)	Parent Company
BVI	Renesola BVI	EUR	(1,241,602.64)	(1,241,602.64)	Parent Company
BVI	Renesola Investment Management Ltd.	USD	(193,050.00)	(168,514.32)	Subsidiary
BVI	Renesola Investment Management Ltd.	GBP	(437,256.68)	(492,368.72)	Subsidiary
SGP	Renesola Singapore Pte .ltd	USD	(184,998.00)	(161,485.67)	Related party
SGP	Renesola Singapore Pte .ltd	EUR	(1,262,375.69)	(1,262,375.69)	Related party
SGP	Renesola Singapore Pte .ltd	THB	(607,500.00)	(15,602.03)	Related party